UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2018

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2018, Hilton Worldwide Holdings Inc. (the “Company” or “Hilton”), HNA Tourism Group Co., Ltd. (“HNA Tourism”) and HNA HLT Holdco I LLC, a wholly-owned subsidiary of HNA Tourism (together with HNA Tourism, “HNA”), entered into a Master Amendment and Option Agreement (the “MAOA”) to:

•	amend the Stockholders Agreement, dated as of October 24, 2016, by and between the Company and HNA (the “Stockholders Agreement”), and the Registration Rights Agreement, dated as of October 24, 2016, between the Company and HNA (the “Registration Rights Agreement”);

•	set forth the terms pursuant to which HNA may engage in an underwritten public offering to sell up to all of the shares of the Company’s common stock that it owns; and

•	provide the Company with the option to repurchase up to a specified amount of its common stock from HNA in connection with the underwritten public offering and in subsequent periods if the Company purchases shares pursuant to a share repurchase program or self-tender.

As of the date of execution of the MAOA, HNA held 82,500,000 shares of the Company’s common stock, representing approximately 26% of the outstanding shares of the Company’s common stock and, pursuant to the Stockholders Agreement, had designated two directors to the Company’s Board of Directors (the “Board”). These amendments and terms are more fully described below.

Amendment to the Stockholders Agreement

The MAOA amends the Stockholders Agreement to permit, among other things, the sale by HNA of up to all 82,500,000 shares of the Company’s common stock that it owns in an underwritten public secondary offering prior to the expiration of the two-year restricted period originally contained in the Stockholders Agreement. The MAOA also amends the Stockholders Agreement, effective upon the closing of such public secondary offering of the Company’s common stock held by HNA (the “First Public Offering”), to, among other things, eliminate HNA’s right to designate directors to the Board and require HNA to vote all of its shares in excess of 5% of the Company’s total outstanding shares in the same proportion as the shares owned by other stockholders are voted on all matters (other than the election of directors). Prior to the amendment, HNA was required to vote all of its shares in excess of 15% of the Company’s total outstanding shares of common stock in the same proportion as the shares owned by other stockholders are voted on all matters (other than the election of directors).

In addition, under the MAOA, if HNA owns 1% or more of shares of the Company’s Common Stock after the First Public Offering, then the Company shall be required to buy from HNA, and HNA shall be required to sell to the Company, on a quarterly basis, HNA’s proportionate share (based on HNA’s then stock ownership percentage) of the total number of shares of the Company’s common stock repurchased by the Company during the applicable quarter under its share repurchase program or any self-tender, at a price per share equal to the volume weighted average price per share paid by the Company during the immediately preceding quarter.

Amendment to the Registration Rights Agreement

The MAOA amends the Registration Rights Agreement to provide, among other things, that HNA may demand a registration for the First Public Offering and, if it owns 4.9% or less of the Company’s outstanding common stock after the First Public Offering, subsequent registrations. Prior to this amendment, HNA’s demand registration rights did not become effective until March 15, 2019 (the “Original Registration Rights Effective Date”). The MAOA requires HNA to pay all expenses incurred under the Registration Rights Agreement for registrations or offerings occurring prior to the Original Registration Rights Effective Date, including the reasonable fees and expenses of the Company’s legal counsels and accounting and tax advisors in connection with the First Public Offering and other transactions contemplated by the MAOA (other than costs of the Company associated with any financing in connection with the Repurchase, as described below).

In addition, the MAOA provides that, following the First Public Offering, if:

•	HNA’s ownership of the outstanding shares of the Company’s common stock is 4.9% or less, then HNA can sell its shares in a registered public offering or a transaction exempt from registration, which is otherwise in accordance with the restrictions of the Stockholders Agreement and Registration Rights Agreement, with the Company having the right, acting in good faith, to approve the buyers and share allocations;

•	HNA’s ownership is greater than 4.9%, then the existing transfer restrictions remain in effect and HNA would need to obtain additional waivers from the Company to sell shares of the Company’s common stock until the Original Registration Rights Effective Date, and if any such waiver is granted, the plan of distribution would require the mutual agreement of the Company and HNA; after that date, HNA may sell its shares in a registered public offering or a transaction exempt from registration, which is otherwise in accordance with the terms of the Stockholders Agreement and Registration Rights Agreement, with the Company having the right, acting in good faith, to approve the buyers and share allocations; and

•	HNA’s ownership falls below 1%, then HNA can sell its shares without any transfer limitations.

The MAOA also provides that the closing of an underwritten offering will be conditioned upon (i) the receipt by the Company’s tax counsel of an officer’s certificate from HNA and any affiliate of HNA acting as a selling stockholder in the offering (the “HNA Rep Letter”) containing representations necessary for the delivery of a tax opinion to the Company to the effect that the Company can take such requested actions without adversely affecting the tax-free status of the Company’s January 2017 spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. and related transactions (the “Spin-offs”) and (ii) receipt of a letter agreement related to the correctness of the representations in the HNA Rep Letter and cooperation by HNA with any audit, examination, proposed adjustment or inquiry or other proceeding concerning the tax treatment of the Spin-offs (the “Tax Opinion and Audit Cooperation Condition”).

Option to Repurchase Shares

Pursuant to the MAOA, the Company committed to repurchase (the “Repurchase”) not less than 10,000,000 shares of the Company’s common stock from HNA and has the option to repurchase up to an additional 6,500,000 shares in connection with the First Public Offering at a price per share equal to (i) the public offering price per share in the First Public Offering minus (ii) the sum of the underwriting discounts and commissions per share in the First Public Offering and an amount equal to 1% of the public offering price per share. The price per share is subject to adjustment (but will not exceed the price paid by the underwriters) so that the net proceeds to HNA pursuant to the First Public Offering and the Repurchase before deduction of expenses payable by HNA is at least 98% of the total number of shares sold by HNA in the First Public Offering and the Repurchase multiplied by the public offering price. The closing of the First Public Offering and the Repurchase are conditioned upon the satisfaction of the Tax Opinion and Audit Cooperation Condition. The closing of the Repurchase is conditioned upon the closing of the First Public Offering.

The MAOA, the permitted sale by HNA of up to all of the 82,500,000 shares of the Company’s common stock prior to the Original Registration Rights Effective Date, the Repurchase, and related arrangements and transactions were reviewed and approved by a committee of independent directors of the Company not affiliated with HNA.

The description of the MAOA is qualified in its entirety by reference to the full text of the MAOA, filed as Exhibit 10.1 hereto, and the terms thereof are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Preliminary Unaudited Condensed Consolidated Financial Data for the Three Months Ended March 31, 2018

On April 9, 2018, the Company announced certain preliminary unaudited condensed consolidated financial data for the three months ended March 31, 2018. The information presented below is based upon information available to the Company as of the date of this Current Report on Form 8-K, is not a comprehensive statement of the Company’s financial results for such period and has not been audited or reviewed by the Company’s independent registered public accounting firm. The actual results as of and for the three months ended March 31, 2018 may differ materially from this preliminary data. During the course of the preparation of the Company’s financial statements and related notes to be included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2018, additional adjustments to the preliminary financial information presented below may be identified. Any such adjustments may be material.

Based upon such preliminary financial results, the Company expects various key metrics as of and for the three months ended March 31, 2018 to be between the ranges in the following table:

	As of and for the three months ended March 31,
	2018		2017(1)
	Low Case	High Case
	(dollars in millions, except per share data)
System-wide RevPAR(2)	3.50%	4.00%	3.00%
Diluted EPS	$0.51	$0.53	$0.14
Diluted EPS, adjusted for special items(3)	$0.52	$0.54	$0.38
Net income	$165	$171	$48
Adjusted EBITDA(4)	$440	$445	$410

(1)	The financial results for the three months ended March 31, 2017 have been adjusted to reflect the adoption of Accounting Standards Update No. 2014-09 using the full retrospective approach as of January 1, 2016.
(2)	System-wide RevPAR is presented on a comparable and currency neutral basis.
(3)	Net income and diluted earnings per share (“EPS”), adjusted for special items, are not recognized terms under United States generally accepted accounting principles (“GAAP”) and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company’s definition of net income and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations. The following table presents net income attributable to Hilton stockholders and diluted EPS reconciled to net income and diluted EPS, adjusted for special items:

	Three Months Ended March 31,
	2018		2017
	Low Case	High Case
	(in millions, except per share data)
Net income attributable to Hilton stockholders, before special items	$163	$169	$47
Diluted EPS, before special items (a)	$0.51	$0.53	$0.14
Special items:
Net other expenses from managed and franchised properties	2	2	$45
Loss on debt extinguishment	—	—	60
Transaction costs(b)	—	—	10
Financing transactions(c)	—	—	5
Asset dispositions(d)	1	1	7

Total special items before tax	3	3	127
Income tax expense on special items	(1)	(1)	(49)

Total special items after tax	$2	$2	$78

Net income, adjusted for special items	$165	$171	$125

Diluted EPS, adjusted for special items (a)	$0.52	$0.54	$0.38

(a)	Reflects weighted average diluted shares outstanding of 319 million and 330 million for the periods ended March 31, 2018 and 2017, respectively.

(b)	Includes expenses related to the Company’s January 2017 spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. that were recognized in general and administrative expenses.
(c)	Includes expenses incurred in connection with the refinancing of the senior secured term loan facility that were recognized in other-operating income, net.
(d)	Includes severance costs that were recognized in general and administrative expenses from the February 2015 sale of the Waldorf Astoria New York.

(4)	Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), reflects net income excluding interest expense, a provision for income taxes and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment (“FF&E”) replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company’s industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, the company’s capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserve to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company’s indirect reimbursable revenues and related expenses, as the Company does not operate these programs to generate a profit over the terms of management and franchise contracts; and (iv) other items that are not core to the Company’s operations and are not reflective of the Company’s performance.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), cash flow or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect a provision for income taxes or the cash requirements to pay the Company’s taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of the Company’s future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. The following table presents net income reconciled to EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,
	2018		2017
	Low Case	High Case
	(in millions)
Net income	$165	$171	$48
Interest expense	85	85	89
Income tax expense	56	57	18
Depreciation and amortization	81	81	86

EBITDA	387	394	241
Loss (gain) on foreign currency transactions	(4)	(4)	4
Loss on debt extinguishment	—	—	60
FF&E replacement reserve	11	11	6
Share-based compensation expense	28	28	25
Amortization of contract acquisition costs	7	7	3
Other revenues from managed and franchised properties, less other expenses from managed and franchised properties	2	2	45
Other adjustment items(a)	9	7	26

Adjusted EBITDA	$440	$445	$410

(a)	Includes adjustments for severance and other items.

The information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers.

On April 9, 2018, Zhang Ling, a director designee of HNA pursuant to the Stockholders Agreement, resigned, effective upon the closing of the underwritten public secondary offering of shares by HNA described in Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Amendment and Option Agreement, dated as of April 9, 2018, between Hilton Worldwide Holdings Inc., HNA Tourism Group Co., Ltd., and HNA HLT Holdco I LLC.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton’s business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton’s control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton’s information technology systems, growth of reservation channels outside of Hilton’s system, risks of doing business outside of the United States of America (“U.S.”) and Hilton’s indebtedness. Additional factors that could cause Hilton’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Part I—Item 1A. Risk Factors” of Hilton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in Hilton’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: April 9, 2018